SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 24, 2006


                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                      000-29239              36-3909334
          --------                      ---------              ----------
(State or other jurisdiction           (Commission           (IRS Employer
      of incorporation)                 File No.)         Identification No.)


500 N. Dearborn Avenue, Suite 1200
Chicago, Illinois                                               60610
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01       Entry into a Material Definitive Agreement.

         On March 24, 2006, Inforte Corp. (the "Company") and Stephen C.P. Mack ("Mack"), the Company's President and Chief Executive Officer, executed an Employment Agreement (the "Agreement").

         As compensation for the services provided by Mack under the Agreement, commencing effective March 7, 2006, the Company will pay Mack an annual salary of $250,000. Mack will also receive a one-time bonus payment (calculated based on Mack's annual salary level) for services provided to the Company from January 27, 2006 through March 6, 2006. In addition, in lieu of company health insurance coverage, the Company will provide Mack with a $867 per month benefit allowance.

         Mack's employment under the Agreement shall be at-will and may be terminated with or without cause by either party upon 14 days' written notice.

         Mack will be subject to a covenant not to solicit customers and potential customers of the Company for a one-year term following termination of his employment with the Company.

         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement, which the Company intends to file as an Exhibit in its next Annual Report on Form 10-K.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INFORTE CORP.


March 27, 2006                          By:   /s/ Nick Heyes
                                           -------------------------------------
                                              Nick Heyes
                                              Chief Financial Officer








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